Subsidiaries of the Company

                                                           Other Names under
                                        Jurisdiction of    which Business is
Name                                     Incorporation      Conducted (dba)
--------------------------------------  ---------------    -----------------
IMPACT Financial Network, Inc.              Florida        formerly Management
                                                             Securities, Inc.

Jordan International Holdings, Inc.         Florida           not applicable
  (disolved March, 1996)

IMPACT Administrative Services, Inc.        Florida           not applicable
  (incorporated August, 1997)
